EXHIBIT 99.1

NEWS RELEASE

NRG Energy Plans to Repurchase 13 Million Common Shares; Redeem up to $400 million of High Yield Notes

PRINCETON, NJ; December 13, 2004 — NRG Energy, Inc. (NYSE:NRG) announced today it entered into an agreement for the repurchase of 13 million common shares from investment partnerships managed by MatlinPatterson (MP), NRG’s largest shareholder, and announced plans to redeem a portion of its outstanding 8% Second Priority Notes due 2013.

The common shares are to be repurchased using existing cash balances at a price equal to the lesser of today’s closing price of the Company’s common shares or 97% of the closing price of the Company’s common shares on the date that the Company’s previously announced issuance of convertible preferred stock is priced.

Upon the consummation of this transaction, MP will relinquish its rights under the Registration Rights Agreement (RRA), which became effective on December 5, 2004, and the three directors designated by MP will step down from the NRG Board of Directors. NRG’s Board of Directors intends to fill the Board seat vacancies in the near term. Under the RRA, MP could have required NRG to file a registration statement with the SEC for a secondary offering covering their entire holding of 21.5 million shares. Even after this repurchase, MP will continue to be NRG’s largest shareholder with over 8 million common shares.

NRG plans to use the net proceeds of the previously announced issuance of convertible preferred stock to redeem a portion of its outstanding 8% high yield notes at 108% of par. This would constitute redemption of about 24% of the $1.7 billion outstanding amount of the high yield notes.

Upon completion of the share repurchase and the bond redemption transactions, NRG’s net debt to total capital will remain well within our target range and the common shares outstanding will be reduced to 87 million from 100 million.

The share repurchase and the redemption of the notes are subject to conditions and there can be no assurance that they will be consummated.

About NRG

NRG Energy, Inc. owns and operates a diverse portfolio of power-generating facilities, primarily in the Northeast, South Central and West Coast regions of the United States. Its operations include baseload, intermediate, peaking, and cogeneration facilities, thermal energy production and energy resource recovery facilities. NRG also has ownership interests in international generating facilities in Australia and Germany.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include, but are not limited to, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, foreign exchange rates, competition in wholesale power markets, the volatility of energy and fuel prices, the inability to fill Board seats in the near term, failure of customers to perform under contracts, changes in the wholesale power markets and related government regulation, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, our ability to convert facilities to burn western coal, our substantial indebtedness and the possibility that we may incur additional indebtedness, adverse results in current and future litigation, the willingness of counterparties to negotiate new contracts in California, and the amount of proceeds from asset sales.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

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More information on NRG is available at www.nrgenergy.com

Contact:

NRG Energy, Inc.
Investor Relations:
Nahla Azmy, 609-524-4526
or
Katy Sullivan, 609-524-4527
or
Media Inquiries:
Lesa Bader, 612-373-6992

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